UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 6, 2007

The Children’s Internet, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29611	20-1290331
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Ryan Industrial Ct., Suite 9
San Ramon, CA 94583
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 743-9420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 6, 2007, The Children’s Internet, Inc. (“TCI”) entered into Amendment No. 1 (the “Amendment”) to the Definitive Stock Purchase Agreement (the “DSPA”) with Shadrack Films, Inc. (“Shadrack”), The Children’s Internet Holding Company, LLC (“TCI Holding”), Richard J. Lewis III (“Lewis”), and Sholeh Hamedani. Under the Amendment, the date upon which the parties are permitted to terminate the DSPA if the closing of the DSPA has not occurred was extended from December 31, 2007 to January 31, 2008. A copy of the Amendment is attached hereto as Exhibit 1.1.

    On December 6, 2007, TCI also issued a Warrant (the “Warrant”) to purchase 128,040,988 shares of TCI common stock (the “Warrant Shares”) at an exercise price of $0.0625 per share (the “Exercise Price”) to TCI Holding. The Warrant may only be exercised after the closing of the DSPA, and then, only until April 30, 2008. The Warrant provides for adjustment in the Exercise Price and the Warrant Shares in case TCI engages in a recapitalization, authorizes dividends or distributions, or engages in a reorganization. A copy of the Warrant is attached hereto as Exhibit 1.2.

On December 6, 2007, TCI entered into a Services Agreement (the “Services Agreement”) with Two Dog Net, Inc., a Utah corporation (“TDN”), which was made effective as of October 19, 2007. Under the Services Agreement, TDN will provide TCI certain services until the closing of the DSPA. In consideration for the services, TCI will make monthly payments to TDN that will be pro rated based on days elapsed for any partial months. The aggregate monthly payment for the services is $9,961.00. TCI Holding is a third party beneficiary to the rights of TCI and a guarantor of the payments to be made by TCI under the Services Agreement. A copy of the Services Agreement is attached hereto as Exhibit 1.3.

Item 9.01     Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.	Description

1.1
Amendment No. 1 to the Definitive Stock Purchase Agreement dated December 6, 2007 by and among The Children’s Internet, Inc., Shadrack Films, Inc., The Children’s Internet Holding Company, LLC, Richard Lewis, and Sholeh Hamedani.

1.2	Warrant to Purchase Common Stock of The Children’s Internet, Inc. dated December 6, 2007 issued by The Children’s Internet, Inc. to The Children’s Internet Holding Company, LLC

1.3	Services Agreement entered into on December 6, 2007, but made effective as of October 19, 2007, by and between The Children’s Internet, Inc. and Two Dog Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2007

THE CHILDREN’S INTERNET, INC.

	By:	/s/ Richard J. Lewis III
Richard J. Lewis III
Acting Chief Executive Officer Acting Chief Financial Officer